UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 27, 2006

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747
(Address of Principal Executive Offices, including Zip Code)
(203) 316-1111
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     On November 27, 2006, Gartner, Inc. (“Gartner” or the “Company”) filed a Certificate of Designation of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock with the Delaware Secretary of State in connection with the amendment and restatement of the Company’s Rights Agreement on November 6, 2006 as described in Item 8.01 below. A copy of the Certificate of Designation of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock of Gartner, Inc. is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 8.01.	OTHER EVENTS.
     On February 9, 2000 (the “Rights Dividend Declaration Date”), the Board of Directors of Gartner adopted a stockholder rights plan, pursuant to which it declared a dividend of one Class A Preferred Share Purchase Right (a “Class A Right”) and one Class B Preferred Share Purchase Right (a “Class B Right”) for each outstanding share of Class A Common Stock and each outstanding share of Class B Common Stock, respectively, payable to holders of record of the Common Stock on February 25, 2000. In connection with the stockholder rights plan, Gartner entered into a Rights Agreement with Bank Boston, N.A., as Rights Agent, dated February 10, 2000 (the “Original Rights Agreement”), and filed a duly adopted Certificate of Designation of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock and Series B Junior Participating Preferred Stock with the Delaware Secretary of State. On August 31, 2002, the Company and Mellon Investor Services LLC, as successor rights agent of Fleet National Bank (f/k/a Bank Boston, N.A.), entered into an Amended and Restated Rights Agreement, which amended and restated the Original Rights Agreement in its entirety.
     At Gartner’s 2005 Annual Stockholders Meeting, held on June 29, 2005, Gartner’s stockholders approved the combination of its Class A Common Stock and Class B Common Stock into a single class of Common Stock (the “Reclassification”), with each share of Class A Common Stock and each share of Class B Common Stock being reclassified into one share of Common Stock. A Restated Certificate of Incorporation was filed with the Delaware Secretary of State on July 6, 2005 to effectuate these changes.
     On November 6, 2006, Gartner and American Stock Transfer & Trust Company, as successor Rights Agent of Mellon Investor Services LLC (the “Rights Agent”), entered into a Second Amended and Restated Rights Agreement, which amended and restated the Amended and Restated Rights Agreement in its entirety (the “Rights Agreement”) to clarify the impact of the Reclassification on the Company’s preferred share purchase rights by combining the Class A Rights and Class B Rights into a single class of rights (the “Rights”) applicable to the single class of the Company’s Common Stock. The Rights Agreement provides that the Rights represent the right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock (as designated by the Certificate of Designation of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock described in Item 5.03 above). The amendments reflected in the Rights Agreement do not otherwise alter or affect the terms applicable to the preferred share purchase rights attached to the Company’s Common Stock. The foregoing description of the Rights Agreement is qualified in its entirety by reference to the full text of the Rights Agreement, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
3.1	Certificate of Designation of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock of Gartner, Inc.

4.1	Second Amended and Restated Rights Agreement, dated November 6, 2006, by and between Gartner, Inc. and American Stock Transfer & Trust Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized .

Gartner, Inc.
Date: November 30, 2006	By:	/s/ Christopher J. Lafond
Christopher J. Lafond
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
3.1	Certificate of Designation of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock of Gartner, Inc.
4.1	Second Amended and Restated Rights Agreement, dated November 6, 2006, by and between Gartner, Inc. and American Stock Transfer & Trust Company